EXHIBIT 99.1

ENGlobal Reports Third Quarter 2014 Results

HOUSTON, Nov. 6, 2014 (GLOBE NEWSWIRE) -- ENGlobal (Nasdaq:ENG), a leading provider of engineering and automation services, today announced its financial results for the third quarter and nine months ended September 27, 2014.

2014 Third Quarter Highlights for Continuing Operations as compared to 2013 Third Quarter results:

  Revenue of $26.9 million, a 17.0% increase from comparable operations
  Gross profit margin of 22.6%, an increase of 640 basis points from comparable operations
  Net income from continuing operations of $1.8 million, an increase from a net loss of $0.1 million
  Earnings of $0.07 per diluted share from continuing operations, an increase from $0.00 earnings per diluted share

On a comparable basis, revenue from the continuing businesses increased to $26.9 million or a 17.0% increase from $23.0 million in the third quarter of 2013. ENGlobal reported net income from continuing operations of $1.8 million, or $0.07 per diluted share, for the quarter ended September 27, 2014, compared to a loss of $0.1 million from continuing operations or $0.00 per diluted share, for the quarter ended September 28, 2013. During the quarter ended September 27, 2014, the company incurred non-cash expenses for depreciation, amortization and stock compensation expense of $0.7 million as compared to $0.5 million for the comparable period in 2013.

2014 Nine Months Highlights for Continuing Operations as compared to 2013 Nine Months results:

  Revenue of $81.0 million, a 26.8% increase from comparable operations
  Gross profit margin of 22.2%, an increase of 700 basis points from comparable operations
  Net income from continuing operations of $5.2 million, an increase from a net loss of $2.6 million
  Earnings of $0.19 per diluted share from continuing operations, an increase from a loss of $0.10 per diluted share

On a comparable basis, revenue from the continuing businesses increased to $81.0 million for the nine months ended September 27, 2014 or a 26.8% increase from $63.9 million for the nine months ended September 28, 2013. ENGlobal reported net income from continuing operations of $5.2 million, or $0.19 per diluted share, for the nine months ended September 27, 2014, compared to a loss of $2.6 million from continuing operations or $0.10 per diluted share, for the nine months ended September 28, 2013. During the nine months ended September 27, 2014, the company incurred non-cash expenses for depreciation, amortization and stock compensation expense of $2.1 million as compared to $1.6 million for the comparable period in 2013.

Management's Assessment

Mark Hess, ENGlobal's Chief Financial Officer, said: "We are continuing to see positive results from initiatives that have been undertaken at ENGlobal over the last two years. Our improved performance is best demonstrated by a significant increase in margins, consistent project execution, as well as substantial internal growth in our continuing operations. We maintained a substantial cash balance and had no borrowings during the quarter. We also successfully replaced our current credit facility on September 16th with a similar three year facility that will help provide the working capital to sustain our growth."

William Coskey, P.E., Chairman and Chief Executive Officer of ENGlobal added: "ENGlobal is continuing to perform well, both operationally and financially, as evidenced by this fourth consecutive quarter of profitability. All stakeholders in our Company can and should take pride in the significant turnaround that we together have accomplished over the last two years. Our solid financial footing now gives us an excellent base from which to extend our Company's growth."

The following table illustrates the composition of the Company's revenue and profitability for its operations for the three months ended September 27, 2014 and September 28, 2013:

	Quarter Ended				Quarter Ended
(in thousands)	September 27, 2014				September 28, 2013
		% of	Gross	Operating		% of	Gross	Operating
Segment	Total	Total	Profit	Profit	Total	Total	Profit	Profit
	Revenue	Revenue	Margin	Margin	Revenue	Revenue	Margin	Margin

Engineering & Construction	$ 12,350	45.9%	12.9%	5.8%	$ 11,622	26.8%	13.3%	6.3%
Automation	14,577	54.1%	30.8%	25.6%	11,397	26.3%	6.9%	10.8%
Operations Sold	--	--%	--%	--%	20,279	46.9%	9.2%	3.7%
Consolidated	$ 26,927	100.0%	22.6%	7.7%	$ 43,298	100.0%	12.0%	0.0%

The following table illustrates the composition of the Company's revenue and profitability for its operations for the nine months ended September 27, 2014 and September 28, 2013:

	Nine Months Ended				Nine Months Ended
(in thousands)	September 27, 2014				September 28, 2013
		% of	Gross	Operating		% of	Gross	Operating
Segment	Total	Total	Profit	Profit	Total	Total	Profit	Profit
	Revenue	Revenue	Margin	Margin	Revenue	Revenue	Margin	Margin

Engineering & Construction	$ 37,742	46.6%	16.6%	9.0%	$ 32,526	22.6%	12.2%	4.4%
Automation	43,252	53.4%	27.0%	22.0%	31,344	21.8%	18.3%	9.0%
Operations Sold	--	--%	--%	--%	79,839	55.6%	8.5%	5.0%
Consolidated	$ 80,994	100.0%	22.2%	6.9%	$ 143,709	100.0%	11.5%	(0.9)%

The following are certain key operating statistics for the last four quarters. Because the Company has come through a significant change, this information may be helpful in analyzing our ongoing business (in thousands):

	2013	2014			Trailing
	Q4	Q1	Q2	Q3	Twelve Months
Revenue	$ 25,253	$ 26,898	$ 27,170	$ 26,927	$ 106,248
Gross Profit	4,787	6,084	5,790	6,083	22,744
Gross Profit Percentage	19.0%	22.6%	21.3%	22.6%	21.4%
General & Administrative Expenses	4,298	4,119	4,246	4,000	16,663
Operating Income	489	1,965	1,544	2,083	6,081

The following table presents certain balance sheet items as of September 27, 2014 and September 28, 2013:

(in thousands)	As of September 27, 2014	As of December 28, 2013
Cash	$ 5,741	$3,955
Working capital	18,959	11,319
Credit facility balance	--	--

The Company's Quarterly Report on Form 10-Q for the quarter ended September 27, 2014 will be filed with the Securities and Exchange Commission today reflecting these results.

About ENGlobal

ENGlobal (Nasdaq:ENG) is a provider of engineering and automation services primarily to the energy sector throughout the United States and internationally. ENGlobal operates through two business segments: Automation and Engineering. ENGlobal's Automation segment provides services related to the design, fabrication and implementation of distributed control, instrumentation and process analytical systems. The Engineering segment provides consulting services for the development, management and execution of projects requiring professional engineering, construction management, and related support services. Within the Engineering segment, ENGlobal's Government Services group provides engineering, design, installation and operation and maintenance of various government, public sector and international facilities, and specializes in the turnkey installation and maintenance of automation and instrumentation systems for the U.S. Defense industry worldwide. Further information about the Company and its businesses is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements

The statements above regarding the Company's expectations regarding its operations and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) our ability to execute to our internal performance plans such as our post-divestiture outlook, productivity improvement and cost containment initiatives; (2) our ability to comply with the terms under our new credit facility; (3) our ability to sustain profitability and positive cash flow from operations; (4) our ability to realize revenue projected in our backlog and our ability to collect accounts receivable and process accounts payable in a timely manner; (5) operational and political risks in Russia and Kazakhstan along the Caspian Sea; (6) the effect of changes in the prices of oil and natural gas; (7) the effect of changes in laws and regulations with which the Company must comply and the associated costs of compliance with such laws and regulations; and (8) the effect of changes in accounting policies and practices as may be adopted by regulatory agencies. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings.

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CONTACT: Mark A. Hess
         (281) 878-1040
         ir@ENGlobal.com